UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 12, 2013

MediaShift, Inc.

(Exact name of Registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	001-32438 (Commission File Number)	20-1373949 (IRS employer identification no.)
600 Brand Blvd., Suite 230, Glendale, CA	91203
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:	(818) 649-5710

JMG Exploration, Inc.

(Registrant’s former name or former address, if changed since last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective at the opening of trading on March 12, 2013, JMG Exploration Inc. (the "Company")

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completed a reverse stock split of its issued and outstanding shares of common stock on a one new share for two old shares basis (1:2) (the "Reverse Split")

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increased its shares of authorized common from 25 million to 100 million shares

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implemented a name change from JMG Exploration, Inc. to MediaShift, Inc.

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changed its trading symbol to "JMGED"

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obtained a new CUSIP number for its common stock, which is  58449A104

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obtained a new CUSIP number for its traded warrants, which is 58449A112

As of April 8, 2013, the Company’s trading symbol will be changed to “MSHF” and its warrants will trade as “MSHFW”

These actions by the Company became effective under Nevada corporate law as of March 11, 2013, pursuant to a vote of the Company's shareholders on March 4, 2013 and a certificate of amendment to articles of incorporation that was filed with the Nevada Secretary of State on March 8, 2013. The Reverse Split will be effective on the OTC Bulletin Board on March 12, 2013.

As a result of the Reverse Split, the Company's 5,543,409 shares of outstanding common stock decreased to 2,771,705 shares of common stock, following which the Company's 169,973.88 shares of Class M Preferred Stock automatically converted into 16,997,388 common shares. Following the Reverse Split and the automatic conversion of the Class M preferred shares, we currently have 19,769,093 shares of common stock outstanding, and no shares of preferred stock outstanding. All outstanding options and warrants have also been adjusted proportionately.

As a result of the Reverse Split, the Company's trading symbol was changed to "JMGED" as of the opening of trading on March12, 2013. However, the "D" in the Company's symbol (which signifies a stock split) will be removed 20 business days afterward on April 8, 2013, at which time the symbol for the Company's common stock will change to "MSHF" and the symbol for the Company’s traded warrants will change to “MSHFW”. The new CUSIP number of the Company's common stock, 58449A104 is effective immediately.

Item 7.01 - Regulation FD Disclosure

On March 12, 2013, we issued a press release announcing the effectiveness of changes approved at the march 4, 2013 special meeting of shareholders. A copy of that press release is furnished as Exhibit 99.1 hereto.

Item 9.01 - Financial Statements and Exhibits

(c)           Exhibits

No.	Description

99.1	Press Release, issued on March 12, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JMG Exploration, Inc.

Dated: March 12, 2013	By:	/s/ David Eastman
David Eastman
Chief Financial Officer